Exhibit 23.5

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/ 5522

March 6, 2009

Middle Kingdom Alliance Corporation

RE: Middle Kingdom Alliance Corporation

Ladies and Gentlemen:

We acknowledge that we are referred to in the Form S-4 which is part of the Registration Statement, and we hereby consent to such as our name in such Registration Statement and to the filing of this consent as Exhibit 23.5 to the Registration Statement and with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES